SNAP-ON INCORPORATED


                              OFFICERS' CERTIFICATE


                         Dated as of September 28, 1995


                              ____________________


                Setting Forth the Terms of a Series of Securities


                        6-5/8% Notes due October 1, 2005


                              ____________________


                           Pursuant to the Indenture


                         Dated as of September 15, 1995

                              OFFICERS' CERTIFICATE


             The undersigned, the Senior Vice President-Finance and Chief Financial Officer, and the Vice President, Secretary and General Counsel of Snap-on Incorporated, a Delaware corporation (the "Company"), hereby certify as provided below pursuant to Section 3.1 of the Indenture dated as of September 15, 1995 (the "Indenture") between the Company and Firstar Trust Company (the "Trustee"). This Officer's Certificate is delivered, pursuant to authority granted to the undersigned by resolutions adopted by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Securities to be issued pursuant to the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.

           1. The Board of Directors of the Company has authorized the creation by the Company of the series of Securities described below pursuant to this Officers' Certificate and in accordance with the Indenture;

             2. The title of the Securities shall be "6-5/8% Notes due October 1, 2005" (herein called the "Notes");

             3. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is limited to $100,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes as pursuant to
   Section 3.4, 3.5, 3.6, 9.6, 11.7 or 13.5 of the Indenture);

             4. The principal of the Notes shall be payable on October 1, 2005;

             5. The Notes shall bear interest at the rate of 6-5/8% per annum; such interest shall accrue from October 3, 1995 (or from the most recent Interest Payment Date to which interest has been paid or provided for); the Interest Payment Dates on which such interest shall be payable shall be April 1 and October 1 in each year, commencing April 1, 1996; and the Regular Record Dates for the determination of Holders to whom interest is payable shall be the March 15 or September 15 next preceding each Interest Payment Date;

             6. The principal of and interest on the Notes shall be payable at the Corporate Trust Office in Milwaukee, Wisconsin. All payments of principal and interest in respect of Notes in book-entry form shall be payable in immediately available funds.

             7. The Notes shall not be redeemable prior to maturity, shall not be subject to any sinking fund, and will not be redeemable at the option of a Holder.

             8.   Defeasance under Section 14.2 and covenant defeasance under
   Section 14.3 of the Indenture shall be applicable to the Notes.

             9. The Notes shall initially be issued in whole in the form of one or more global Securities. The Depository Trust Company, a clearing agency registered under the Securities Exchange Act of 1934, as amended, shall serve as the Depositary for such global Security or Securities. For so long as The Depository Trust Company shall be the Depositary, all Notes shall be registered in its name or in the name of a nominee thereof.
   While the Notes are evidenced by one or more global Securities, the Depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or the obligation to the Depositary's participants or the beneficial owners for whom they act with respect to their receipt from the Depositary of payments on the Notes or notices given under the Indenture. The global Security or Securities provided for hereunder shall bear the legends provided for below and such other legend or legends as may be required by the Depositary.

             10.  The form of the Notes shall be substantially as follows:

                    [FORM OF 6-5/8% NOTE DUE OCTOBER 1, 2005]

                             [Form of face of Note]

                              SNAP-ON INCORPORATED

                         6-5/8% Note due October 1, 2005

   No.                                                          $____________
   CUSIP No. 833034 AA 9

             This Security is a Security in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository or a successor Depository. This Security is not exchangeable for Securities registered in the name of a person other than the Depository or its nominee except in the limited circumstances described in the Indenture and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the De-pository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor De-pository) may be registered except in the limited circumstances described in the Indenture.

             Unless this Security is presented by an authorized representa-tive of the Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                              SNAP-ON INCORPORATED


             SNAP-ON INCORPORATED, a Delaware corporation (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________, the principal sum of_____________________
   ($____________) on October 1, 2005.

             The Company will pay interest on the principal amount of this Security semi-annually at the rate of 6-5/8% per annum, until the principal hereof is paid or made available for payment. Interest Payment Dates are on April 1 and October 1 in each year, commencing April 1, 1996, and Regular Record Dates are March 15 and September 15, respectively, immediately preceding such April 1 and October 1.

             REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH IN SECTIONS 1 THROUGH 16 BELOW, WHICH WILL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

             IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

   Dated:

                                      SNAP-ON INCORPORATED


                                      By:

   (SEAL)                             Attest:





   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

   FIRSTAR TRUST COMPANY, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.



   By

         Authorized Signatory


                         [Form of Reverse Side of Note]

                              SNAP-ON INCORPORATED
                         6-5/8% Note due October 1, 2005


             1. Interest. The Company promises to pay interest on the principal amount of this Security at the rate per annum set forth above. The Company will pay interest semi-annually on April 1 and October 1 of each year. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first interest payment date shall be April 1, 1996. The Company shall pay interest on overdue princi-pal at the rate borne by this Security and it shall pay interest on overdue installments of interest (without regard to any applicable grace
   periods) at the same rate to the extent lawful.   Interest will be comput-
   ed on the basis of a 360-day year of twelve 30-day months.

             2. Method of Payment. The Company will pay interest on the Securities of this series (except defaulted interest) to the Persons who are registered holders of such Securities ("Holders") at the close of business on the Regular Record Dates. The Regular Record Dates are March 15 and September 15 of each year. Holders of Securities must surrender them to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, at its option, may pay principal and interest by check payable in such money or by wire transfer. It may mail an interest check to a Holder's registered address or wire transfer interest payments to the account of a Holder indicated on the Security Register. If a payment date is not a Business Day at a Place of Payment, payment may be made at that place on the next succeeding Business Day, and no interest on the amount payable on such payment date shall accrue for the intervening period.

             3. Paying Agent and Registrar. Initially, Firstar Trust Company, a Wisconsin state banking association (the "Trustee," which term shall include any successor trustee under the Indenture hereinafter re-ferred to), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

             4. Indenture. The Company issued the Securities of this series under an Indenture dated as of September 15, 1995, (as it may be amended from time to time in accordance with the terms thereof, the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of such terms.

             5. Redemption. The Securities of this series may not be redeemed prior to Maturity.

             6. Denominations, Transfer, Exchange. The Securities of this series are in registered form, without coupons, in denominations of $1,000 and in integral multiples of $1,000. A Holder may transfer or exchange Securities as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

             7. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

             8. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities of this series may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities of such series, and any existing default with respect to any series (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder of this series, the Inden-ture or the Securities with respect to such series may be amended in certain circumstances as provided in the Indenture.

             9. Defeasance. The Indenture contains provisions that apply to the Securities of this series for defeasance at any time of (a) the entire indebtedness of the Company on the Securities of this series and
   (b) certain restrictive covenants and the related acceleration of payment provisions with respect to the Securities of this series, upon compliance by the Company with certain conditions set forth therein.

             10. Restrictive Covenants. The Indenture imposes certain limitations on the incurrence of Secured Debt by the Company or any of its Restricted Subsidiaries, the transfer of Principal Property by the Company or any of its Restricted Subsidiaries and Sale and Leaseback Transactions by the Company or any of its Restricted Subsidiaries.

             11. Defaults and Remedies. Under the Indenture, Events of Default with respect to any series of the Securities include: default in payment of any installment of interest on any Security of that series for 30 days; default in payment of all or any part of the principal of (or premium, if any, on) any Security of that series; failure by the Company to comply with any of its other agreements in the Indenture or in the Securities (for 60 days after notice); certain defaults under and accelerations of other Indebtedness; certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default with respect to any series occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of that series may declare all the Securities of that series to be due and payable as provided in the Indenture, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Inden-ture. The Trustee may require indemnity satisfactory to it before it
   enforces the Indenture or the Securities.   Subject to certain limita-
   tions, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal (or premium, if any), interest or any Additional Amounts) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

             12. Trustee Dealings with Company. Subject to certain limi-tations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Secu-rities, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

             13. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

             14. Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

             15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

             16. Copies of Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Snap-on Incorporated
                  10801 Corporate Drive
                  Kenosha, Wisconsin 53143
                  Attention: General Counsel


                                 ASSIGNMENT FORM

             To assign this Security, fill in the form below: I or we assign and transfer this Security to


                  (Insert assignee's soc. sec. or tax I.D. no.)




              (Print or type assignee's name, address and zip code)

   and irrevocably appoint _________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.





   Date:                              Your signature:

                                 (Sign exactly as your name appears on the face of this Security)

   Signature Guarantee:
                                 Member firm of the New York Stock Exchange or commercial bank or trust company having an office in the United States

                 SCHEDULE OF EXCHANGES FOR DEFINITIVE SECURITIES

             The following exchanges of a part of this Global Security for Definitive Securities have been made:



                                                 Principal
                   Amount of      Amount of      Amount of
                    decrease      increase      this Global
                  in Principal  in Principal     Security    Signature of
                   Amount of      Amount of      following    authorized
      Date of     this Global    this Global   such decrease  officer of
      Exchange      Security      Security     (or increase)    Trustee






                                      * * *

             IN WITNESS WHEREOF, we have set our hands and the corporate seal of the Company as of the day and year first above written.

                                 SNAP-ON INCORPORATED



                                 By /s/ Donald S. Huml
                                      Donald S. Huml
                                      Senior Vice President-Finance
                                        and Chief Executive Officer

   (CORPORATE SEAL)
                                 By /s/ Susan F. Marrinan
                                      Susan F. Marrinan
                                      Vice President, Secretary and
                                         General Counsel